                                                                    EXHIBIT 10.1

                               Credit Agreement

     This Credit Agreement is made as of October 28, 2001, between Transilica Inc., a California corporation (the "Borrower"), and Microtune, Inc., a Delaware corporation (the "Lender").

                                   RECITALS

     Whereas, Borrower, Lender and certain other parties are entering into that certain Agreement and Plan of Merger and Reorganization of even date herewith (the "Merger Agreement").

     Whereas, Borrower has conditioned its execution and delivery of the Merger Agreement upon Lender providing credit to Borrower on such terms as are further described herein.

     Now Therefore, in consideration of the mutual covenants herein contained, Lender and Borrower hereby agree that Borrower shall be entitled to borrow from Lender certain funds on the terms and conditions set forth herein subject to the repayment obligations required hereunder.

                                   SECTION 1
                                  DEFINITIONS

     Section 1.01 Definitions. As used herein, the following terms shall have
                  -----------
the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural number the singular.

     "Act" shall mean the Securities Act of 1933, as amended.

     "Advances" shall have the meaning provided in Section 2.01(a).

     "Agreement" shall mean this Credit Agreement as the same may from time to time hereafter be modified, supplemented or amended.

     "Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes.

     "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

     "Business Day" shall mean any day excluding Saturday, Sunday and any day on which banks are authorized to be closed in Dallas, Texas or San Diego, California.

     "Default" shall mean any event, act or condition which would become an Event of Default with the giving of notice, the lapse of time, or both.

     "Event of Default" shall have the meaning provided in Section 5.

     "Highest Lawful Rate" shall mean the maximum rate of nonusurious interest allowed from time to time under the laws of the State of Texas or the United States as are now, or to the extent allowed by such laws, may hereafter be in effect.

     "Lender" shall have the meaning set forth in the first paragraph hereof.

     "Loan Documents" shall mean this Agreement and the Note.

     "Maturity Date" shall mean the earliest to occur of (i) close of business on the fifth (5th) business day following the termination of the Merger Agreement; (ii) October 28, 2002; or (iii) the first date of the occurrence of an Event of Default.

     "Merger" shall have the meaning ascribed to such term in the Merger Agreement.

     "Newly Issued Shares" shall have the meaning provided in Section 3.01

     "Note" shall have the meaning provided in Section 2.02.

     "Obligations" shall mean all obligations, liabilities and indebtedness of every nature of Borrower from time to time owing to Lender under or in connection with this Agreement or the Note.

     "Person" shall mean and include any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or agency, department or instrumentality thereof.

     "Preemptive Notice" shall have the meaning provided in Section 3.01

     "Subsidiaries" shall mean any current and future subsidiary corporations, partnerships, joint ventures, limited liability companies or similar entities in which Borrower owns an equity interest.

                                   SECTION 2
                 AMOUNT AND TERMS OF ADVANCING CREDIT FACILITY

     Section 2.01 Advances.
                  --------

          (a) Subject to and upon the terms and conditions herein set forth, Lender agrees, at any time and from time to time on and after the date hereof and until the Maturity Date to make one or more advances (collectively, "Advances") to Borrower within two (2) business days of receipt of a written request for an Advance from a duly authorized officer of Borrower, and in a form reasonably acceptable to Lender. The maximum aggregate amount of all Advances made hereunder shall not exceed FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00).

          (b) Lender shall have no obligation to make any Advance until a duly authorized executive officer of Borrower provides a certificate reasonably acceptable to Lender that Borrower's cash balance is less than $500,000.

          (c) Lender shall have no obligation to make any Advance if there exists on the date such Advance is requested an Event of Default under Section 5.01.

     Section 2.02 Note. Borrower's obligation to pay the principal of, and
                  ----
interest on, the Advances shall be evidenced by a convertible promissory note of even date herewith (the "Note") duly executed and delivered by Borrower substantially in the form of Exhibit A attached hereto.
                             ---------

     Section 2.03 Payments of Principal and Interest.
                  ----------------------------------

          (a) Interest shall accrue on the unpaid principal amount of each Advance from the date of the making of such Advance at a rate per annum equal to eight percent (8%), compounded monthly, such rate not to exceed, however, the Highest Lawful Rate, and to change as and when the Highest Lawful Rate changes so as to never exceed same.

          (b) In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal amount of all Advances and, to the extent permitted by law, overdue interest in respect of all Advances, shall bear interest at a rate per annum equal to the Highest Lawful Rate.

     Section 2.05 Method and Place of Payment. All payments and prepayments
                  ---------------------------
under this Agreement and the Note shall be made to Lender on the date when due and shall be made either (i) in lawful money of the United States of America in immediately available funds by wire transfer to accounts at banks designated by Lender from time to time, and any funds received after such time shall, for all purposes hereof be deemed to have been paid on the next succeeding Business Day or (ii) by conversion if unpaid principal and interest accrued on outstanding Advances under the Note in accordance with Section 4 thereof.

     Section 2.06 Taxes. All payments made by Borrower under this Agreement
                  -----
shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority, excluding net income and franchise taxes imposed on Lender by the jurisdiction under the laws of which Lender is organized or any political subdivision or taxing authority thereof or therein, (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes").

                                   SECTION 3
                               PREEMPTIVE RIGHTS

     Section 3.01 Preemptive Rights. Subject to the terms and conditions
                  -----------------
specified in this Section 3.01, Borrower hereby grants to Lender preemptive rights with respect to future sales by Borrower of Newly Issued Shares (as defined below).

     Each time Borrower proposes to offer any shares of, or securities convertible into, or exercisable for any shares of, any class of its capital stock ("Newly Issued Shares"), Borrower shall first make an offering of such Newly Issued Shares to Lender in accordance, with the following provisions:

               (a) Notice. Borrower shall deliver notice ("Preemptive Notice") to Lender stating:

                    (i)   its bona fide intention to offer such Newly Issued
Shares;

                    (ii)  the number of such Newly Issued Shares to be offered;

                    (iii) the price and terms, if any, upon which it proposes to offer such Newly Issued Shares; and

                    (iv) such other information as Borrower reasonably anticipates it will disseminate to third party acquirers of the Newly Issued Shares.

               (b) Exercise of Right. Within fifteen (15) calendar days after giving of the Preemptive Notice, Lender may elect to purchase or obtain, at the price and on the terms specified in the Preemptive Notice, up to that portion of such Newly Issued Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the shares of Series B Preferred Stock issued or issuable pursuant to the terms of the Note, by Lender bears to the total number of shares of Common Stock of Borrower then outstanding (assuming full conversion and exercise of all convertible or exercisable securities and exercise of all outstanding (whether vested or unvested) but unexercised options and including all shares authorized for issuance pursuant to any capital stock based plan of compensation of Borrower).

               (c) Issuance to Other Persons. If all Newly Issued Shares which Lender is entitled to obtain pursuant to Section 3.01(b) are not elected to be
                                         ---------------
obtained as provided in Section 3.01(b) hereof, Borrower may, during the one
                        ---------------
hundred twenty (120) day period following the expiration of the period provided in Section 3.01(b) hereof, offer the remaining unsubscribed portion of such
   ---------------
Newly Issued Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Preemptive Notice. If Borrower does not enter into an agreement for the sale of the Newly Issued Shares within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Newly Issued Shares shall not be offered unless first reoffered to Lender in accordance with this Section 3.01.
                                                  ------------

               (d)  Excluded Securities. The preemptive rights in this Section
                                                                       -------
3.01 shall not be applicable to:
----

                    (i) the issuance or sale of shares of Borrower's Common Stock, or securities exercisable for or convertible into shares of Common Stock, to employees, officers, directors, consultants and service providers of Borrower; provided any such issuance is approved by the Board of Directors of Borrower;

                    (ii) shares of Borrower's Common Stock or preferred stock issued or issuable pursuant to any rights, agreements, options, warrants or convertible securities outstanding on the date hereof; and any stock issued pursuant to such rights or agreements granted after the date hereof; provided that the preemptive right established by this Section 3.01 was complied with or was not applicable
                          ------------
pursuant to the terms of this Section 3.01(d) with respect to the initial sale
                              ---------------
or grant by Borrower of such right or agreement;

                    (iii) shares of Borrower's Common Stock issued pursuant to a bona fide public offering registered under the Act;

                    (iv) issuances of securities in connection with a bona fide business acquisition of or by Borrower, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise;

                    (v) shares of Borrower's Common Stock or preferred stock issued in connection with any stock split, stock dividend, recapitalization and the like by Borrower following approval by Borrower's board of directors;

                    (vi) any Newly Issued Shares that are issued by Borrower pursuant to a registration statement filed under the Act;

                    (vii) shares of Borrower's Common Stock or preferred stock issued to leasing entities or financial institutions in connection with bona fide arm's length commercial leasing or borrowing transactions, or to real property lessors; or

                    (viii) issuances of shares of Borrower's Common Stock or preferred stock to strategic partners, pursuant to agreements approved by Borrower's board of directors.

               (e)  Termination. The preemptive rights set forth in this Section
                                                                         -------
3.01 shall terminate upon the earlier of:
----

                    (i) the closing of Borrower's initial public offering of shares of its common stock pursuant to a registration statement under the Act; or

                    (ii) the closing of the acquisition of Borrower by a merger, consolidation, reorganization or sale of assets transaction with a company registered under the Securities Exchange Act of 1934, as amended.

                                   SECTION 4
                   REPRESENTATIONS AND WARRANTIES OF BORROWER

     In order to induce Lender to enter into this Agreement and to make Advances, Borrower hereby makes the following representations and warranties, which shall survive the execution and delivery of this Agreement and the Note and the making of any Advances:

     Section 4.01 Corporate Power and Authority. Borrower has the corporate
                  -----------------------------
power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents and has taken all necessary corporate action to authorize the execution, delivery and performance by it of such Loan Documents. Borrower has duly executed and delivered each Loan Document, and each Loan Document, constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

     Section 4.02 No Violation. Neither the execution, delivery or performance
                  ------------
by Borrower of the Loan Documents, nor compliance by it with the terms and provisions thereof nor the consummation of the transactions contemplated thereby, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality or (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which Borrower is a party or by which it or any of its property or assets is bound or to which it may be subject.

     Section 4.03 Governmental Approvals. No order, consent, approval,
                  ----------------------
license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with
(i) the execution, delivery and performance of any Loan Document or the consummation of any of the transactions contemplated hereby or (ii) the legality, validity, binding effect or enforceability of any Loan Document.

                                   SECTION 5
                               EVENTS OF DEFAULT

     Section 5.01 Events of Default. Each of the following events, acts,
                  -----------------
occurrences or conditions shall constitute an Event of Default (an "Event of Default") under this Agreement, regardless of whether such event, act, occurrence or condition is voluntary or involuntary or results from the operation of law or pursuant to or as a result of compliance by any Person with any judgment, decree, order, rule or regulation of any court or administrative or governmental body:

          (a)  Failure to Make Payments. Borrower shall (i) default in the
               ------------------------
payment when due of any principal of the Advances or (ii) default in the payment when due of any interest on the Advances or in the payment when due of any other amounts owing hereunder.

          (b)  Bankruptcy, etc.  (i) Borrower shall commence a voluntary case
               ---------------
concerning itself under the Bankruptcy Code; or (ii) an involuntary case is commenced against Borrower and the petition is not controverted within 10 days, or is not dismissed within 30 days, after commencement of the case; or (iii) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Borrower or Borrower commences any other proceedings under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Borrower or there is commenced against Borrower any such proceeding which is not dismissed within 30 days; or (iv) any order of relief or other order approving any such case or proceeding is entered; or (v) Borrower is adjudicated insolvent or bankrupt; or (vi) Borrower suffers any appointment of any custodian, receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 30 days; or (vii) Borrower makes a general assignment for the benefit of creditors; or (viii) Borrower shall take any corporate action if taken by Borrower for the purpose of effecting any of the foregoing.

     Section 5.02 Rights and Remedies. Upon the occurrence of any Event of
                  -------------------
Default described in Section 5.01, the obligation of Lender to make Advances shall automatically and immediately terminate and the unpaid principal amount of and any and all accrued interest on the Advances and any and all other Obligations shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by Borrower, and upon the occurrence and during the continuance of any Event of Default, Lender may in its sole discretion proceed against Borrower in any manner allowed by law or equity.

                                   SECTION 6
                                 MISCELLANEOUS

     Section 6.01 Conformity with Usury Laws. It is the intention of Lender
                  --------------------------
and Borrower to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable laws, then, in that event, notwithstanding anything to the contrary in any agreement entered into in connection with this Agreement, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable laws that is taken, reserved, contracted for, charged or received under this Agreement shall under no circumstances exceed the Highest Lawful Rate, and any excess shall be credited on the principal or, if the principal has been paid in full, refunded to Borrower and (ii) in the event that maturity of this Agreement is accelerated by reason of an Event of Default hereunder or otherwise, or in the event of any prepayment, then such consideration that constitutes interest may never include more than the interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore prepaid, shall be credited on the principal of this Agreement (or if the principal shall have been paid in full, refunded to Borrower).

     Section 6.02 Indemnity, etc. Borrower shall indemnify Lender and its
                  --------------
affiliates, including the officers, directors, employees, representatives and agents of Lender and its affiliates (each an "Indemnitee") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto, but excluding Consequential Damages as defined in Section 6.12 hereof) that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, asserted against or incurred by any Indemnitee as a result of, or arising out of, or in any way related to or by reason of, (i) any of the transactions contemplated hereby or the execution, delivery or performance of any Loan Document and (ii) the exercise by Lender of its rights and remedies hereunder (but excluding, as to any Indemnitee, any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements incurred solely by reason of the gross negligence or willful misconduct of such Indemnitee as finally determined by a court of competent jurisdiction). Borrower's obligations under this Section shall survive the termination of this Agreement and the payment of the Obligations.

     Section 6.03 Notices. Any notice required or permitted by this Agreement
                  -------
shall be in writing and shall be deemed effectively given when given in accordance with Section 12.2 of the Merger Agreement.

     Section 6.04 Successors and Assigns. This Agreement shall be binding upon
                  ----------------------
and inure to the benefit of Lender, Borrower, all future holders of the Note and the respective successors and assigns of Lender. Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Lender. Furthermore, Lender's obligation to make Advances hereunder shall immediately terminate and be of no further force and effect upon consummation of any Acquisition Transaction (as defined in the Merger Agreement). Any attempt by Borrower to either (i) assign or transfer any of its rights or obligations under this Agreement or to (ii) consummate an Acquisition Transaction shall immediately and automatically give rise to an absolute right of Lender to convert the Note in accordance with Section 5 thereof.

     Section 6.05 Amendments and Waivers. Neither this Agreement, the Note,
                  ----------------------
nor any terms hereof or thereof may be amended, supplemented, modified or waived except in a writing executed by Lender and Borrower.

     Section 6.06 No Waiver; Remedies Cumulative. No failure or delay on the
                  ------------------------------
part of Lender in exercising any right, power or privilege hereunder or under the Note and no course of dealing between the parties hereto shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under the Note preclude any other or further exercise thereof, or of the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which Lender would otherwise have. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lender to any other or further action in any circumstances without notice or demand.

     Section 6.07 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS
                  -------------
OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW) AND ARE PERFORMABLE IN DALLAS COUNTY, TEXAS.

     Section 6.08 Counterparts. This Agreement may be executed in any number
                  ------------
of counterparts and by facsimile and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     Section 6.09 Headings Descriptive. The headings of the several Sections
                  --------------------
and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     Section 6.10 Severability. In case any provision in or obligation under
                  ------------
this Agreement or the Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     Section 6.11 Entire Agreement. This Agreement and Note constitute the
                  ----------------
full understanding between the parties hereto with respect to the subject matter hereof, and no statements, written or oral, made prior to or at the signing hereof shall vary or modify the terms hereof.

     Section 6.12 Waiver of Consequential and Other Damages. UNDER NO
                  -----------------------------------------
CIRCUMSTANCES SHALL LENDER OR ANY OF ITS AFFILIATES OR ANY OF THE OFFICERS, DIRECTORS, EMPLOYEES, OR AGENTS OF LENDER OR ITS AFFILIATES BE OR BECOME LIABLE TO BORROWER FOR ANY SPECIAL, CONSEQUENTIAL, PUNITIVE OR SIMILAR DAMAGES OR CLAIMS IN CONNECTION WITH ANY ACTION OR ACTIONS TAKEN OR NOT TAKEN OR ANY OTHER EVENT, ACT OR CONDITION IN CONNECTION WITH OR RELATED TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY (COLLECTIVELY, "CONSEQUENTIAL DAMAGES"), AND BORROWER HEREBY IRREVOCABLY WAIVES ANY AND ALL CLAIMS OR RIGHT TO ASSERT CLAIMS FOR ANY CONSEQUENTIAL DAMAGES.

     Section 6.13 Waiver of Trial by Jury. TO THE EXTENT PERMITTED BY
                  -----------------------
APPLICABLE LAW, BORROWER AND LENDER EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.


               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

                                  Lender:

                                  MICROTUNE, INC.,
                                  a Delaware corporation


                                  By: /s/ Douglas J. Bartek
                                      ------------------------------------------
                                      Douglas J. Bartek, Chief Executive Officer



                     [SIGNATURE PAGE TO CREDIT AGREEMENT]

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.


                                  Borrower:

                                  TRANSILICA  INC.,
                                  a California corporation


                                  By:  /s/ Hock Law
                                      ------------------------------------------
                                      Hock Law, Chief Executive Officer



                     [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                   Exhibit A
                                   ---------

                      Form of Convertible Promissory Note

                                (see attached)